      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2001

                                                      REGISTRATION NO. 33-93554
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           --------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             NABISCO HOLDINGS CORP.
             (Exact name of Registrant as specified in its charter)

            New Jersey                                 13-3077142
  (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                   Identification No.)

                                 7 Campus Drive
                        Parsippany, New Jersey 07054-0311

                           --------------------------

    (Address, including zip code of registrant's principal executive offices)

                               RJR Nabisco Capital
                                 Investment Plan

                           --------------------------

                            (Full title of the Plan)

                             Calvin J. Collier, Esq.
                             Nabisco Holdings Corp.
                                 7 Campus Drive
                        Parsippany, New Jersey 07054-0311
                                 (973) 682-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                 With a copy to:
                             Jerry E. Whitson, Esq.
                                Hunton & Williams
                                 200 Park Avenue
                          New York, New York 10166-0136
                                 (212) 309-1060

                              PURPOSE OF AMENDMENT

                     Removal of Securities from Registration

            The Registrant registered 4,000,000 shares of Class A Common Stock, par value $.01 per share (the "Shares"), of Nabisco Holdings Corp. and an indeterminate amount of interests to be offered or sold in accordance with the terms of the RJR Nabisco Capital Investment Plan (the "Plan") under this Registration Statement on Form S-8 (the "Registration Statement"). The Registrant was acquired on December 11, 2000, by Kraft Foods North America, Inc. ("KFNA"). In connection with the acquisition of the Registrant, all outstanding shares of Class A Common Stock were converted into the right to receive cash and participants in the Plan ceased to have the ability to invest in the Shares. Pursuant to the undertakings in Item 17 of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement, any of the securities registered under the Registration Statement that remain unsold.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on June 27, 2001.


                             NABISCO HOLDINGS CORP.

                             By:        /s/ John F. Mowrer, III
                                 -----------------------------------------------
                                 Name: John F. Mowrer, III
                                 Title: Vice President, Treasurer and Controller

            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                              TITLE                          DATE
             ---------                              -----                          ----

       /s/ Michael B. Polk                        President and Chief           June 27, 2001
---------------------------------------            Executive Officer
           Michael B. Polk                     (principal executive officer)


       /s/ John F. Mowrer, III              Vice President, Treasurer and       June 27, 2001
---------------------------------------             Controller
           John F. Mowrer, III               (principal financial and
                                                accounting officer)


       /s/ Calvin J. Collier                                                    June 27, 2001
---------------------------------------             Director
           Calvin J. Collier

       /s/ Edward J. Moy                                                        June 27, 2001
---------------------------------------             Director
           Edward J. Moy


            Pursuant to the requirements of the Securities Act of 1933, the Nabisco Employee Benefits Committee, having administrative responsibility of the Plan, has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on June 27, 2001.


                                           RJR NABISCO CAPITAL
                                           INVESTMENT PLAN


                                                     /s/ Jill Youman
                                           By:__________________________
                                              Name:  Jill Youman
                                              Title: Vice President,
                                                          Human Resources,
                                                                Benefits